OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                   505 PARK AVENUE, NEW YORK, NEW YORK 10022
                                 (212) 753-7200


                                                     August 28, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: American Pacific Corporation - Registration Statement on Form S-3 filed August 28, 1996
                       -------------------------------------------

Dear Sir or Madam:

                  We are counsel to American Pacific Corporation ("Registrant"). We furnish this opinion in connection with the above-referenced Registration Statement relating to 40,000 shares of Common Stock of the Registrant issuable upon the exercise of outstanding stock options (the "Securities") by the Selling Shareholder named in the Registration Statement.

                  In furnishing our opinion, we have examined the Certificate of Incorporation and the By-Laws of the Registrant, and such other instruments and documents, including the minutes of the meetings of the Board of Directors of Registrant, as well as certificates of public officials and officers of the Registrant, as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all unexecuted copies submitted to us as conformed or photostatic copies.

August 28, 1996
Page -2-

                  Based upon the foregoing, we are of the opinion that the Securities have been duly authorized and will be legally issued, fully paid and non-assessable, subject, however, to receipt by the Registrant of the exercise price for the warrants.

                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                  We advise you that Victor M. Rosenzweig, a member of our Firm, is a Director of the Registrant and holds 1,400 shares of Common Stock and options to purchase 5,000 shares of Common Stock.

                               Very truly yours,



                               OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP